SF PARTNERSHIP
Advisory. Tax. Audit.

SF Partnership, LLP
Chartered Professional Accountants
4950 Yonge Street, Suite 400
Toronto, Ontario Canada M2N 6K1

T 416.250.1212
F 416.250.1225
www.sfgroup.ca

July 24, 2020

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for SusGlobal Energy Corp. and, under the date of April 7, 2020, we reported on the consolidated financial statements of SusGlobal Energy Corp. as of and for the years ended December 31, 2019 and 2018. On July 6, 2020, we were dismissed. We have read SusGlobal Energy Corp.'s statements included under Item 4.01 of its Form 8-K and Form 8-K/A dated July 10, 2020 and July 24, 2020, respectively, and we agree with such statements, except that we are not in a position to agree or disagree with SusGlobal Energy Corp.'s statement that MNP LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on SusGlobal Energy Corp.'s consolidated financial statements.

Very truly yours,

*SF Partnership, LLP*

Toronto, Canada